Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Software Reports 2016 Fiscal First Quarter Results

BEDFORD, MA, March 30, 2016 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, today announced results for its fiscal first quarter ended February 29, 2016.

Revenue was $89.5 million compared to $81.4 million in the same quarter last year, a year over year increase of 10% on an actual currency basis and 14% on a constant currency basis. On a non-GAAP basis, revenue was $90.2 million compared to $95.5 million in the same quarter last year, a decrease of 5% on an actual currency basis and 2% on a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal first quarter of 2016:

•	Revenue was $89.5 million compared to $81.4 million in the same quarter in fiscal year 2015;

•	Income from operations was $6.7 million compared to a loss from operations of $11.2 million in the same quarter last year;

•	Net income was $3.2 million compared to a net loss of $1.0 million in the same quarter last year;

•	Diluted earnings per share was $0.06 compared to a loss per share of $0.02 in the same quarter last year; and

•	Cash from operations was $22.5 million compared to $37.1 million in the same quarter last year.

On a non-GAAP basis in the fiscal first quarter of 2016:

•	Revenue was $90.2 million compared to $95.5 million in the same quarter last year;

•	Income from operations was $21.5 million compared to $20.4 million in the same quarter last year;

•	Operating margin was 24% compared to 21% in the same quarter last year;

•	Net income was $13.8 million compared to $15.1 million in the same quarter last year;

•	Diluted earnings per share was $0.27 compared to $0.29 in the same quarter last year; and

•	Adjusted free cash flow was $22.7 million compared to $35.9 million in the same quarter last year.

Phil Pead, President and CEO of Progress, said, “While our first quarter revenue fell slightly short of our expectations, we remain confident in our strategy and capabilities, and in the value that our products provide to our customers and partners.  We continue to see significant opportunities in the marketplace for our technologies, and remain committed to creating shareholder value, and achieving our goal of becoming the preferred destination for application developers."

Other fiscal first quarter 2016 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $251.5 million;

•	DSO was 59 days, compared to 56 days in the fiscal first quarter of 2015; and

•
Under the previously announced authorization by the Board of Directors to repurchase up to $100 million of shares of common stock, Progress repurchased 0.5 million shares for $11.7 million during the fiscal first quarter of 2016.

Business Outlook

Progress' fiscal 2016 financial guidance is based on current exchange rates. The negative currency translation impact on Progress' fiscal year 2016 business outlook compared to 2015 exchange rates is unchanged at approximately $7.0 million on non-GAAP revenue and $0.02 to $0.03 on non-GAAP earnings per share. The negative currency translation impact on Progress' fiscal Q2 2016 business outlook compared to 2015 exchange rates is approximately $1.0 million to $2.0 million on non-GAAP revenue and $0.01 to $0.02 on non-GAAP earnings per share. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Progress Software provides the following revised guidance for the fiscal year ending November 30, 2016:

•	Non-GAAP revenue is expected to be between $414 million and $420 million (previously $427-$433 million);

•	Non-GAAP earnings per share is expected to be between $1.57 and $1.63 (previously $1.59-$1.65);

•	Non-GAAP operating margin is expected to be approximately 29% (previously 29%-30%);

•	Adjusted free cash flow is expected to be between $80 million and $85 million (previously $97-$102 million); and

•	Non-GAAP effective tax rate is expected to be approximately 33% (unchanged).

Progress Software provides the following guidance for the second fiscal quarter ending May 31, 2016:

•	Non-GAAP revenue is expected to be between $93 million and $96 million; and

•	Non-GAAP earnings per share is expected to be between $0.26 and $0.29.

Share Repurchase Program

Progress also announced today that its Board of Directors has authorized a new $100 million share repurchase program, increasing the total authorization to $203 million. Progress' intent is to utilize the full amount of this authorization by the end of this fiscal year, and will provide updates each quarter on any repurchase activity.

Conference Call

The Progress quarterly investor conference call to review its fiscal first quarter of 2016 will be broadcast live at 5:00 p.m. ET on Wednesday, March 30, 2016 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-545-1407, pass code 8077674. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the continued difficult economic environment in Brazil, and the continued slow economic recovery in Europe, parts of the U.S. and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(In thousands, except per share data)	February 29, 2016	February 28, 2015	% Change
Revenue:
Software licenses	$23,955	$25,231	(5)%
Maintenance and services	65,526	56,150	17%
Total revenue	89,481	81,381	10%
Costs of revenue:
Cost of software licenses	1,482	1,720	(14)%
Cost of maintenance and services	10,329	11,275	(8)%
Amortization of acquired intangibles	3,939	4,633	(15)%
Total costs of revenue	15,750	17,628	(11)%
Gross profit	73,731	63,753	16%
Operating expenses:
Sales and marketing	29,658	30,751	(4)%
Product development	21,797	22,821	(4)%
General and administrative	12,380	14,315	(14)%
Amortization of acquired intangibles	3,185	3,202	(1)%
Restructuring expenses	(66)	2,344	(103)%
Acquisition-related expenses	72	1,506	(95)%
Total operating expenses	67,026	74,939	(11)%
Income (loss) from operations	6,705	(11,186)	160%
Other (expense) income, net	(1,825)	933	(296)%
Income (loss) before income taxes	4,880	(10,253)	148%
Provision (benefit) for income taxes	1,664	(9,282)	(118)%
Net income (loss)	3,216	(971)	431%

Earnings (loss) per share:
Basic	$0.06	$(0.02)	400%
Diluted	$0.06	$(0.02)	400%
Weighted average shares outstanding:
Basic	50,810	50,668	—%
Diluted	51,440	50,668	2%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	February 29, 2016	November 30, 2015
Assets
Current assets:
Cash, cash equivalents and short-term investments	$251,491	$241,279
Accounts receivable, net	58,829	66,459
Other current assets	20,575	15,671
Total current assets	330,895	323,409
Property and equipment, net	53,492	54,226
Goodwill and intangible assets, net	476,952	484,098
Other assets	15,529	15,390
Total assets	$876,868	$877,123
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$57,873	$65,314
Current portion of long-term debt	9,375	9,375
Short-term deferred revenue	136,159	125,227
Total current liabilities	203,407	199,916
Long-term deferred revenue	8,512	8,844
Long-term debt	131,250	135,000
Other long-term liabilities	11,063	10,899
Shareholders’ equity:
Common stock and additional paid-in capital	232,233	227,930
Retained earnings	290,403	294,534
Total shareholders’ equity	522,636	522,464
Total liabilities and shareholders’ equity	$876,868	$877,123

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(In thousands)	February 29, 2016	February 28, 2015
Cash flows from operating activities:
Net income	$3,216	$(971)
Depreciation and amortization	9,940	11,135
Stock-based compensation	6,937	5,836
Other non-cash adjustments	(715)	(17,899)
Changes in operating assets and liabilities	3,124	39,039
Net cash flows from operating activities	22,502	37,140
Capital expenditures	(1,414)	(2,641)
Issuances of common stock, net of repurchases	(5,371)	(4,489)
Payments for acquisitions	—	(246,275)
Proceeds from the issuance of debt, net of payments of principle and debt issuance costs	(3,750)	146,418
Proceeds from divestitures, net	—	4,500
Other	(1,755)	(6,757)
Net change in cash, cash equivalents and short-term investments	10,212	(72,104)
Cash, cash equivalents and short-term investments, beginning of period	241,279	283,268
Cash, cash equivalents and short-term investments, end of period	$251,491	$211,164

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended
(In thousands)	February 29, 2016	February 28, 2015	% Change
Segment revenue:
OpenEdge	$64,133	$69,471	(8)%
Data Connectivity and Integration	6,596	7,113	(7)%
Application Development and Deployment	18,752	4,797	291%
Total revenue	89,481	81,381	10%
Segment costs of revenue and operating expenses:
OpenEdge	18,064	19,534	(8)%
Data Connectivity and Integration	2,901	3,250	(11)%
Application Development and Deployment	8,811	9,384	(6)%
Total costs of revenue and operating expenses	29,776	32,168	(7)%
Segment contribution:
OpenEdge	46,069	49,937	(8)%
Data Connectivity and Integration	3,695	3,863	(4)%
Application Development and Deployment	9,941	(4,587)	317%
Total contribution	59,705	49,213	21%
Other unallocated expenses (1)	53,000	60,399	(12)%
Income (loss) from operations	6,705	(11,186)	160%
Other (expense) income, net	(1,825)	933	(296)%
Income (loss) before provision for income taxes	$4,880	$(10,253)	148%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
License	$25,231	$28,722	$31,840	$44,457	$23,955
Maintenance	49,239	52,656	55,365	60,458	58,336
Services	6,911	7,439	7,432	7,803	7,190
Total revenue	$81,381	$88,817	$94,637	$112,718	$89,481

Revenue by Region

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
North America	$42,125	$47,520	$49,810	$68,112	$49,065
EMEA	27,863	31,146	30,656	34,504	31,221
Latin America	4,967	4,388	4,621	3,617	3,693
Asia Pacific	6,426	5,763	9,550	6,485	5,502
Total revenue	$81,381	$88,817	$94,637	$112,718	$89,481

Revenue by Segment

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
OpenEdge	$69,471	$71,906	$73,398	$81,159	$64,133
Data Connectivity and Integration	7,113	7,275	8,281	15,257	6,596
Application Development and Deployment	4,797	9,636	12,958	16,302	18,752
Total revenue	$81,381	$88,817	$94,637	$112,718	$89,481

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES

	Three Months Ended						% Change
	February 29, 2016			February 28, 2015
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$89,481	$757	$90,238	$81,381	$14,074	$95,455	(5)%
Software licenses (1)	23,955	114	24,069	25,231	3,746	28,977	(17)%
Maintenance and services (1)	65,526	643	66,169	56,150	10,328	66,478	—%

TOTAL COSTS OF REVENUE	$15,750	$(4,135)	$11,615	$17,628	$(4,798)	$12,830	(9)%
Amortization of acquired intangibles	3,939	(3,939)	—	4,633	(4,633)	—
Stock-based compensation (2)	196	(196)	—	165	(165)	—

GROSS MARGIN %	82%		87%	78%		87%	—%

TOTAL OPERATING EXPENSES	$67,026	$(9,932)	$57,094	$74,939	$(12,723)	$62,216	(8)%
Amortization of acquired intangibles	3,185	(3,185)	—	3,202	(3,202)	—
Restructuring expenses	(66)	66	—	2,344	(2,344)	—
Acquisition-related expenses	72	(72)	—	1,506	(1,506)	—
Stock-based compensation (2)	6,741	(6,741)	—	5,671	(5,671)	—

INCOME (LOSS) FROM OPERATIONS	$6,705	$14,824	$21,529	$(11,186)	$31,595	$20,409	5%

OPERATING MARGIN	7%		24%	(14)%		21%	3%

TOTAL OTHER (EXPENSE) INCOME, NET (3)	$(1,825)	$—	$(1,825)	$933	$266	$1,199	(252)%

PROVISION (BENEFIT) FOR INCOME TAXES	$1,664	$4,258	$5,922	$(9,282)	$15,751	$6,469	(8)%

NET INCOME (LOSS)	$3,216	$10,566	$13,782	$(971)	$16,110	$15,139	(9)%

DILUTED EARNINGS (LOSS) PER SHARE	$0.06	$0.21	$0.27	$(0.02)	$0.31	$0.29	(7)%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	51,440	—	51,440	50,668	695	51,363	—%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	196			165
Sales and marketing	1,078			1,237
Product development	2,679			1,502
General and administrative	2,984			2,932
Total	$6,937			$5,836
(3) Adjustment to other income (expense), net relates to the termination of Progress' prior revolving credit facility with JPMorgan Chase Bank, N.A. and the other lenders party to the credit facility in connection with entering into the new credit facility, which was used to partially fund the acquisition of Telerik. Upon termination, the outstanding debt issuance costs related to the prior revolving credit facility were written off to other income (expense) in the GAAP statements of income.

OTHER NON-GAAP FINANCIAL MEASURES

Revenue by Type

(In thousands)	Q1 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$23,955	$114	$24,069
Maintenance	58,336	643	58,979
Services	7,190	—	7,190
Total revenue	$89,481	$757	$90,238

Revenue by Region

(In thousands)	Q1 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$49,065	$660	$49,725
EMEA	31,221	80	31,301
Latin America	3,693	2	3,695
Asia Pacific	5,502	15	5,517
Total revenue	$89,481	$757	$90,238

Revenue by Segment

(In thousands)	Q1 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$64,133	$—	$64,133
Data Connectivity and Integration	6,596	—	6,596
Application Development and Deployment	18,752	757	19,509
Total revenue	$89,481	$757	$90,238

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	Q1 2016	Q1 2015	% Change
Cash flows from operations	$22,502	$37,140	(39)%
Purchases of property and equipment	$(1,414)	$(2,335)	39%
Capitalized software development costs	$—	$(306)	100%
Free cash flow	$21,088	$34,499	(39)%
Add back: restructuring payments	$1,592	$1,389	15%
Adjusted free cash flow	$22,680	$35,888	(37)%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited)

Fiscal Year 2016 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2015	November 30, 2016
(In millions)		Low	% Change	High	% Change
GAAP revenue	$377.6	$412.0	9%	$418.0	11%
Acquisition-related adjustments - revenue (1)	$34.8	$2.0	(94)%	$2.0	(94)%
Non-GAAP revenue	$412.4	$414.0	—%	$420.0	2%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2016 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2016
(In millions)	Low	High
GAAP income from operations	$62.3	$64.5
GAAP operating margins	15%	15%
Acquisition-related revenue	2.0	2.0
Stock-based compensation	28.9	28.9
Acquisition-related expense	0.1	0.1
Amortization of intangibles	28.0	28.0
Total adjustments	59.0	59.0
Non-GAAP income from operations	$121.3	$123.5
Non-GAAP operating margin	29%	29%

Fiscal Year 2016 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2016
(In millions, except per share data)	Low	High
GAAP net income	$30.7	$31.9
Adjustments (from previous table)	59.0	59.0
Income tax adjustment (2)	(12.1)	(11.8)
Non-GAAP net income	$77.6	$79.1

GAAP diluted earnings per share	$0.62	$0.66
Non-GAAP diluted earnings per share	$1.57	$1.63

Diluted weighted average shares outstanding	49.5	48.6

(2) Tax adjustment is based on a non-GAAP effective tax rate of 33% for Low and High, calculated as follows:
Non-GAAP income from operations	$121.3	$123.5
Other income (expense)	(5.5)	(5.5)
Non-GAAP income from continuing operations before income taxes	115.8	118.0
Non-GAAP net income	77.6	79.1
Tax provision	$38.2	$38.9
Non-GAAP tax rate	33%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2016 GUIDANCE
(Unaudited)

Q2 2016 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	May 31, 2015	May 31, 2016
(In millions)		Low	% Change	High	% Change
GAAP revenue	$88.8	$92.4	4%	$95.4	7%
Acquisition-related adjustments - revenue (1)	$12.1	$0.6	(95)%	$0.6	(95)%
Non-GAAP revenue	$100.9	$93.0	(8)%	$96.0	(5)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q2 2016 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2016
	Low	High
GAAP diluted earnings per share	$0.04	$0.07
Acquisition-related revenue	0.01	0.01
Stock-based compensation	0.15	0.15
Amortization of intangibles	0.14	0.14
Total adjustments	0.30	0.30
Income tax adjustment	$(0.08)	$(0.08)
Non-GAAP diluted earnings per share	$0.26	$0.29